Exhibit 1

NOTICE AND ACCESS NOTIFICATION TO SHAREHOLDERS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2015

You are receiving this notification because Denison Mines Corp. (the “Company”) has opted to use the “notice and access” model for the delivery of its information circular (the “Information Circular”) to its shareholders in respect of its annual meeting of shareholders to be held on May 7, 2015 (the “Meeting”).

Under “notice and access”, instead of receiving paper copies of the Information Circular, shareholders are receiving this notice with information on how to access the Information Circular electronically. Shareholders will also be receiving a proxy or voting instruction form, as applicable, together with this notification to use to vote at the Meeting.

The use of this alternative means of delivery is more environmentally friendly and more economical. It reduces the Company’s paper and printing use, and it also reduces the Company’s printing and mailing costs.

MEETING DATE AND LOCATION

WHEN:	May 7, 2015 9:30 a.m. (Toronto Time)	WHERE:	Arcadian Loft 401 Bay Street Simpson Tower, 8th Floor Toronto, Ontario M5H 2Y4

SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS AT THE MEETING:

•	ELECTION OF DIRECTORS: To elect directors of the Company for the ensuing year. See the sections entitled “The Election of Directors” in the Information Circular.

•

APPOINTMENT OF AUDITORS: To reappoint PricewaterhouseCoopers LLP, Independent Registered Chartered Accountants, as auditors of the Company for the ensuing year and to authorize the directors to fix their remuneration. See the section entitled “The Reappointment of the Auditor” in the Information Circular.

•	OTHER BUSINESS: To transact such other business as may properly come before the Meeting or any adjournment thereof.

SHAREHOLDERS ARE REMINDED TO REVIEW THE INFORMATION CIRCULAR PRIOR TO VOTING.

WEBSITES WHERE THE INFORMATION CIRCULAR IS POSTED

The Information Circular can be viewed online under the Company’s profile at www.sedar.com or on the United States Securities and Exchange Commission website at www.sec.gov or on the Company’s website at www.denisonmines.com.

The Interim Request Card is included with the proxy and voting instruction form. The E-delivery Encouragement Option is also included with the proxy and voting instruction form.

HOW TO OBTAIN PAPER COPIES OF THE INFORMATION CIRCULAR

Shareholders may request paper copies of the meeting materials, including the audited consolidated financial statements of the Company for the year ended December 31, 2014 and the report of the auditors thereon and related Management’s Discussion and Analysis by first class mail, courier or the equivalent at no cost to the shareholder. Requests may be made up to one year from the date the Information Circular was filed on SEDAR by email to info@denisonmines.com or by calling toll-free at 1-888-689-7842.

For shareholders who wish to receive paper copies of the Information Circular in advance of the voting deadline, requests must be received no later than April 24, 2015. The Information Circular will be sent to such shareholders within three business days of their request if such requests are made before the Meeting. Following the Meeting, the Information Circular will be sent to such shareholders within ten days of their request. Requests must be made by email to info@denisonmines.com or by calling toll-free at 1-888-689-7842.

Those shareholders with existing instructions on their account to receive a paper copy of meeting materials will receive a paper copy of the Information Circular with this notification.

VOTING

YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your securities, you must vote using the method set out in the enclosed voting instruction form or proxy.

Registered Holders are asked to return their proxies using the following methods by the proxy deposit date noted on your proxy, which is by 9:30 a.m. (Toronto Time) on May 5, 2015:

FACSIMILE:	Fax to Computershare at 1-866-249-7775 or 416-263-9524.

MAIL:

Complete the form of proxy or any other proper form of proxy, sign it and mail it to Computershare at:

Computershare Investor Services Inc.

Toronto Office, Proxy Department

100 University Avenue

8th Floor

Toronto, Ontario,

Canada M5J 2Y1

Beneficial Holders are asked to return their voting instructions using the following methods at least one business day in advance of the proxy deposit date noted on your voting instruction form:

INTERNET:	Go to proxyvote.com and follow the instructions.

TELEPHONE:	You may enter your voting instructions by telephone at: 1-800-474-7493 (English) or 1-800-474-7501 (French).

MAIL:	Complete the voting instruction form, sign it and mail it in the envelope provided.

Shareholders with questions about notice and access can call toll free at 1-888-689-7842.